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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2003

WWBROADCAST.NET INC.
(Exact name of Registrant as specified in its charter)

WYOMING	333-41516	98-0226032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

SUITE 1600, 777 DUNSMUIR STREET
PO BOX 10425 PACIFIC CENTRE
VANCOUVER, BRITISH COLUMBIA CANADA V7Y 1K4
(Address of principal executive offices including postal code)

(604) 687-9931
(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

Vancouver, BC - wwbroadcast.net inc. (TSX-BRD.T) (the "Company") wishes to announce it has arranged the private placement of 1,000,000 units at a price of US$0.20 per unit for a total of US$200,000. Each unit consists of one common share and one-half of a non-transferable share purchase warrant exercisable over a two (2) year period. Each whole share purchase warrant will entitle the holder to subscribe for one additional common share at a price of US$0.25 during the first year and US$0.30 during the second year. The units will be subject to applicable Canadian and U.S. hold periods.

Sales made to non-residents of the U.S. were carried out under Regulation S of the U.S. Securities Act of 1933, as amended (the "Act"). Sales made to U.S. residents were made pursuant to section 4(2) of the Act and applicable state law exemptions. The units have not been registered under the Act. The private placement is subject to receipt of approval from the TSX Venture Exchange. This announcement is made in accordance with TSX Policy 4.1.

The proceeds of the private placement funds will be used to assess potential opportunities in the mining sector, and for working capital purposes.

EXHIBITS

99.1	See attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WWBROADCAST.NET INC. (Registrant)

Date:	February 11, 2003	/s/ David De Witt
David De Witt President and Director